Cathay Merchant Group, Inc.

NEWS RELEASE

Hong Kong, China, Cathay Merchant Group, Inc. (AMEX: CMQ) (the “Company”) – On February 27, 2007, the Company received notice from the American Stock Exchange (“Amex”) indicating that the Company is not in compliance with Section 704 of the Amex Company Guide (the “Guide”), which requires a listed company to hold meetings of its shareholders annually to elect directors and take action on other corporate matters. The Company was afforded the opportunity to submit a plan of compliance to Amex by March 13, 2007, that demonstrates the Company’s ability to regain compliance with Section 704 of the Guide by May 29, 2007. If the Company does not submit a plan or if the plan is not accepted by Amex, the Company may be subject to delisting procedures as set forth in Section 1010 and Part 12 of the Guide.

Contact Information:

Rene Randall

604.683.5767

UNIT 803, DINA HOUSE, RUTTONJEE CENTRE, 11 DUDDELL STREET, CENTRAL HONG KONG, CHINA

TELEPHONE: (852) 2537-3613 FACSIMILE: (852) 2537-3689

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